AGREEMENT AND PLAN OF REORGANIZATION

                                       OF

                            FORMTEK ACQUISITION, INC.

                    (A Corporation of the State of Delaware),

                                  FORMTEK, INC.

                    (A Corporation of the State of Delaware),

                                       AND

                          MET-COIL SYSTEMS CORPORATION

                    (A Corporation of the State of Delaware)

                              DATED March 13, 2000

                                Baker & McKenzie

                          815 Connecticut Avenue, N.W.

                             Washington, D.C. 20006

                            Telephone: (202) 452-7000

                            Facsimile: (202) 452-7074


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         THIS AGREEMENT AND PLAN OF REORGANIZATION  (the "Agreement"),  dated as of March 13, 2000, by and among Formtek Acquisition, Inc., a corporation organized under the laws of the State of Delaware ("Merger Sub" or "Surviving Corporation"); Formtek, Inc., a corporation organized under the laws of the State of Delaware ("Parent"); and Met-Coil Systems Corporation, a corporation organized under the laws of the State of Delaware (the "Company"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in Article XI.

                                   WITNESSETH:

         WHEREAS, Merger Sub is the wholly-owned Subsidiary of Parent;

         WHEREAS, the Board of Directors of the Company, Parent and Merger Sub have each approved the merger of the Company with and into Merger Sub (the "Merger"), pursuant to the terms and conditions of this Agreement;

         WHEREAS, the Board of Directors of the Company has (x) determined that the terms of the Merger are advisable and in the best interests of the holders of capital stock of the Company, (y) approved the Merger, and (z) recommended the approval of the Merger and the approval and adoption of this Agreement by the stockholders of the Company;

         WHEREAS, the Board of Directors of Merger Sub has deemed it advisable to merge with the Company and has recommended to its sole stockholder, Parent, that it approve the Merger on the terms and conditions of this Agreement;

         WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved and consented to the Merger of the Company with and into Merger Sub on the terms and conditions of this Agreement;

         WHEREAS, Parent and Merger Sub are unwilling to enter into this Agreement unless certain holders of Shares, immediately following the execution and delivery of this Agreement, enter into stockholder agreements (the "Stockholder Agreements") among Parent, Merger Sub and each of certain holders of Shares providing for, among other things, the agreement of such holders to vote all of their Shares in favor of the Merger and granting to Parent and Merger Sub an option to purchase such Shares;

         WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by the terms of the Stockholder Agreements to the extent such transactions result in Parent or Merger Sub being interested stockholders for purposes of Section 203 of the DGCL; and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         NOW, THEREFORE, it is agreed as follows by all of the parties, acknowledging the receipt and sufficiency of the consideration exchanged herein and intending to be legally bound hereby:

                                    ARTICLE I

                                   THE MERGER

         1.1 Surviving Corporation. At the Effective Time, the Company shall merge with and into Merger Sub, with Merger Sub as the surviving corporation, pursuant to the terms and conditions contained herein. The Surviving Corporation shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Company shall cease forthwith upon the Effective Time. Following the Merger, the existence of the Surviving Corporation shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities, and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the State of Delaware.

         1.2 Effective Time. The closing of the Merger (the "Closing") shall take place (i) at the offices of Baker & McKenzie at 815 Connecticut Avenue, N.W., Washington, D.C., as soon as practicable, but in any event within three business days after the day on which the last to be fulfilled or waived of the conditions set forth in Articles VII and VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the Company and Parent may agree in writing. The date on which the Closing takes place shall be referred to hereinafter as the "Closing Date," at which time the Company and Merger Sub will file a certificate of merger with the Delaware Secretary of State and make all other filings and recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger.

     1.3 Name. The name of Surviving Corporation shall be changed as of the Effective Time to Met-Coil Systems Corporation.

     1.4 Certificate of  Incorporation.  The Certificate of Incorporation of
the Surviving Corporation as in effect immediately prior to the Effective Time, shall continue in full force and effect and, except as provided in Section 1.3 above, shall not be changed in any manner by the Merger and shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time unless and until the same be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Surviving Corporation or upon any other persons whomsoever are subject to the reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Surviving Corporation separate and apart from this Agreement and may be separately certified as the Certificate of Incorporation of the Surviving Corporation.

     1.5 Bylaws. The Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof.

     1.6 Directors and Officers. The members of the Board of Directors of the Surviving Corporation immediately after the Effective Time shall be John E. Reed, R. Bruce Dewey, Donald Hill, James Heitt and Raymond Blakeman. The officers of the Surviving Corporation immediately after the Effective Time of the Merger shall include John E. Reed as Chairman, James Heitt as President, Stephen M. Shea as Senior Vice President - Finance and Treasurer, and Timothy Scanlan as Secretary. All such directors and officers shall serve in such offices until their respective successors are elected and qualified, subject to the provisions of the Bylaws and of the DGCL.

     1.7 Additional Acts. If at any time the Surviving Corporation shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Surviving Corporation any right, title, or interest of the Company held immediately prior to the Effective Time, the Company and its proper officers, directors and representatives shall and will, without further consideration, on behalf of the Company, execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Corporation as shall be necessary to carry out the purposes of this Agreement, and the Surviving Corporation and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Company or otherwise.

     1.8 Transfer of Property and Liabilities.  At and after the Effective Time:

         The Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, all of the property, real, personal, and mixed, of the Company and Surviving Corporation; all debts due to the Company shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties to the Merger shall be as effectively the property of the Surviving Corporation as they were of the respective parties to the Merger; the title to any real estate vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving
Corporation; all rights of creditors and all liens upon any property of either of the parties to the Merger shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time of the Merger; and all debts, liabilities, and duties of the respective parties to the Merger shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

                                   ARTICLE II

                      CONVERSION OF SHARES OF CAPITAL STOCK

     2.1 Merger Consideration. Subject to the provisions of this Article, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or the shareholders thereof, each share of capital stock of Merger Sub and the Company issued and outstanding immediately prior to the Effective Time shall be converted or cancelled as follows:

         (a) Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (b) Each Share that is issued and outstanding immediately prior to the Effective Time (other than (i) any Shares which are held by any Subsidiary or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect Subsidiary of Parent (including Merger Sub), all of which shall be cancelled and none of which shall receive any payment with respect thereto and (ii) Shares held by Dissenting Stockholders) shall be cancelled and converted into and represent the right to receive an amount in cash, without interest, equal to Seven Dollars and Ten Cents ($7.10) per Share (the "Merger Consideration").

     2.2 Stock Options and Warrants.

         (a) Each Option and Warrant which is outstanding at the Effective Time shall be canceled by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or the shareholders thereof, without consideration except as provided in this Section 2.2(a), and shall cease to exist. Each holder of an Option or Warrant, whether or not such Option or Warrant is then exercisable, shall be entitled to receive, subject to applicable withholding requirements, a cash payment (the "Cash Payment"), without interest, at the Effective Time, equal to the product of (i) the total number of Shares as to which such Option or Warrant could have been exercisable or convertible ("the Option Shares") and (ii) the excess of the Merger Consideration over the exercise price per Share subject to such Option or Warrant. Each such Cash Payment shall be paid to each holder of an outstanding Option or Warrant promptly after the Effective Time.

         (b) The Company will ensure that any then-outstanding stock appreciation rights or limited stock appreciation rights shall be cancelled as of immediately prior to the Effective Time without any payment therefor. The Company will ensure that the Met-Coil Systems Corporation 1997 Non-Employee Directors Stock Option Plan, the Met-Coil Systems Corporation 1999 Non-Employee Directors Stock Purchase Plan, the Met-Coil Systems Corporation 1993 Employees Stock Option Plan and any other plan, program or arrangement (other than the Met-Coil Systems Corporation Retirement Plan and the Met-Coil Systems Employee Stock Ownership Plan) providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries (collectively referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time.

     2.3 Exchange of Certificates. The manner of making payment for Shares in the Merger shall be as follows:

         (a) (i) Prior to the Effective Time, Parent shall designate a bank or trust company located in the United States reasonably satisfactory to the Company to act as Paying Agent (the "Paying Agent") for the holders of Shares in connection with the Merger and to receive the funds which holders of Shares will be entitled to receive pursuant to Sections 2.1 and 2.2. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Company Certificates") (other than those which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect Subsidiary of Parent (including Merger Sub)) (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Paying Agent) and (2) instructions for use in effecting the surrender of the Company Certificates for payment therefor. Upon surrender of Company Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Company Certificates shall be entitled to receive the Merger Consideration deliverable in respect thereof and the Company Certificates shall forthwith be cancelled. Until so surrendered, Company Certificates shall represent solely the right to receive the Merger Consideration payable in respect of the Shares represented thereby.

           (ii) If the Merger Consideration is to be paid to or issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the foregoing or shall establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable.

         (b) In the event that any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Paying Agent will deliver to the Person delivering such affidavit the Merger Consideration payable in respect of the Shares represented by such lost, stolen or destroyed Company Certificates.

         (c) Concurrently with or immediately prior to the Effective Time, Parent shall, or shall cause Merger Sub to, deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to (i) the product of (x) the number of Shares outstanding immediately prior to the Effective Time (other than Shares which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect Subsidiary of Parent (including Merger Sub) or a Person known at the time of such deposit to be a Dissenting Stockholder) and (y) the Merger Consideration and (ii) the product of (x) the Option Shares and (y) the excess of the Merger Consideration over the exercise price per Share in respect of such Options or Warrants (such aggregate amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $100,000,000 in assets (collectively "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Sections 2.1 and 2.2 hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as otherwise agreed to by Parent. Promptly following the date which is six months after the Effective
Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund (other than net earnings on the Payment Fund which shall be paid to Parent), and the Paying Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     2.4 Transfer of Shares Immediately Prior to and After the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time. No transfer of Shares shall be made on the stock transfer books of the Surviving Corporation. Company Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article. At and after the Effective Time, each holder of a Company Certificate shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Company Certificate (other than Shares to be canceled pursuant to Section 2.1 hereof, and other than Shares held by Dissenting Stockholders), the right to surrender his or her Company Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Stockholder, the right to perfect his or her right to receive payment for his or her Shares pursuant to Delaware law if such holder has validly perfected and not withdrawn his or her right to receive payment for his or her Shares.

        2.5 Dissenting Shares. Notwithstanding anything contained in this Agreement to the contrary but only to the extent required by the DGCL, Shares that are issued and outstanding immediately prior to the Effective Time and are held by holders of Shares who comply with all the provisions of the law of the State of Delaware concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares (such holders being referred to hereinafter as "Dissenting Stockholders", and such Shares being referred to hereinafter as "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware; provided, however, that (i) if any Dissenting Stockholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any Dissenting Stockholder fails to establish and perfect his or her entitlement to appraisal rights as provided by applicable law, or (iii) if within 120 days of the Effective Time neither any Dissenting Stockholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all Shares outstanding at the Effective Time and held by Dissenting Stockholders in accordance with applicable law, then such Dissenting Stockholder or Dissenting Stockholders, as the case may be, shall forfeit the right to appraisal of such Shares and such Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the applicable Merger Consideration, without interest, as provided in
Section 2.3, and such Shares shall no longer be Dissenting  Shares.  The Company shall give Parent and Merger Sub (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demand.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF

                                   THE COMPANY

         All representations and warranties contained herein shall terminate at the Effective Time. The Company represents and warrants to Parent and the Merger Sub the following as of the date hereof.

     3.1  Corporate Standing.

         (a) The Company is organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate authority to own, lease and operate its properties and businesses.
Schedule 3.1 to the Company Disclosure Statement sets forth a list of the jurisdictions in which the Company is qualified to conduct business as a foreign corporation. The Company is in good standing as a foreign corporation under the laws of the states listed in Schedule 3.1.

         (b) The Company has made available to Parent and Merger Sub complete and correct copies of the Company Charter and Bylaws and the certificates of incorporation, bylaws and other similar organizational documents of each of its Subsidiaries, in each case as amended to the date of this Agreement.

      3.2 Subsidiaries. Schedule 3.2 to the Company Disclosure Statement contains a complete and accurate list of all of the Subsidiaries of the Company as of the date hereof. Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted.
Schedule 3.2 to the Company Disclosure Statement sets forth a list of the jurisdictions in which each Subsidiary of the Company is qualified to conduct business as a foreign corporation. Each Subsidiary is in good standing under the laws of the states listed under their names in Schedule 3.2.

         3.3      Authority.
                  ---------

         (a) The Company has the full corporate power and authority to enter into, execute, deliver and perform this Agreement and all Exhibits to which it is a party. The execution, delivery and performance of this Agreement and such Exhibits, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate and other action of the Company and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and such Exhibits by the Company and the consummation of the transactions contemplated hereby except for the approval of the Company's stockholders contemplated by Section 6.4. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available. The Exhibits to which the Company is a party, when duly executed and delivered by the Company (assuming the due execution and delivery of such Exhibits by the other parties hereto) constitute valid and binding agreements of the Company enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.

         (b) The Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Exhibits to which the Company is a party, including the Merger and, solely for purposes of Section 203 of the DGCL, the provisions contained in the Stockholder Agreements which could result in Parent or Merger Sub becoming an interested stockholder under Section 203 of the DGCL.

         (c) The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the outstanding Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and approve the Merger.

         (d) Except as set forth in Schedule 3.3(d) to the Company Disclosure Statement, neither the execution and delivery of this Agreement nor the execution and delivery of the certificates and documents set forth as Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Company Charter or Bylaws of the Company or the certificates of incorporation, bylaws or other similar organizational documents of any Subsidiary of the Company, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Company or any Subsidiary of the Company or their businesses or by which any of their assets is affected, except to the extent any such conflict or violation would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on the assets of the Company or any Subsidiary of the Company pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which either the Company or any Subsidiary of the Company is a party or by which any of the assets of the Company or any Subsidiary of the Company are affected, except to the extent any such conflict, breach, default, right of termination or cancellation, acceleration or creation of any such security interest, lien, charge or encumbrance would not, individually or in the aggregate, have a Material Adverse Effect.

         (e) Except as set forth in Schedule 3.3(e) to the Company Disclosure Statement, none of the Company or any Subsidiary of the Company are required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality, and no approvals or non-objections are required to be obtained or made by the Company or any Subsidiary of the Company in connection with the execution, delivery or performance by the Company or any Subsidiary of the Company of this Agreement or any Exhibit or the consummation of the transactions contemplated hereby or thereby, except for approvals that may be required under the DGCL, the HSR Act and the Exchange Act.

         3.4      Capitalization.
                  --------------

         (a) Schedule 3.4(a) to the Company Disclosure Statement sets forth the aggregate number of the authorized, issued and outstanding shares of capital stock of the Company as of the date hereof. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in Schedule 3.4(a) of the Company Disclosure Statement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Closing Date there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Shares or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue Shares or any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter ("Voting Debt"). After the Closing Date, the Surviving Corporation will have no obligation, as a result of the Company's actions, to issue, transfer or sell any Shares or any shares of capital stock of the Surviving Corporation.

       (b) No class of capital stock of the Company is entitled to pre-emptive rights.

       (c) There are no Warrants or Options held in the treasury of the Company.

       (d) Except as disclosed in Schedule 3.4(d) to the Company Disclosure Statement, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of such Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or bylaws (or other similar organizational documents) of any Subsidiary of the Company or under any agreement to which the Company or any of its Subsidiaries is a party. No shares of capital stock of any of the Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of the Company, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except as disclosed in Schedule 3.4(d) to the Company Disclosure Statement and except as required by applicable Law, there are no restrictions of any kind which prevent the payment of dividends by any of the Subsidiaries of the Company. Except as disclosed in Schedule 3.4(d) to the Company Disclosure Statement, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person. The Company's Subsidiaries have no Voting Debt.

         3.5 Opinion of the Company's Financial Advisor. The Board of Directors of the Company has received (i) the opinion, as of the date hereof, of Lincoln Partners L.L.C. to the effect that the Merger Consideration is fair to the stockholders of the Company from a financial point of view, subject to the assumptions and qualifications contained in such opinion, and (ii) a commitment from Lincoln Partners L.L.C. to deliver such opinion in written format to the Board of Directors of the Company as promptly as reasonably practicable after the date hereof.

         3.6 Operation of the Company's Business. The Company and its Subsidiaries own and retain all such assets, tangible or intangible, contractual, license and leasehold rights necessary for the Surviving Corporation (i) to operate the business of the Company and its Subsidiaries as they operate them on the date hereof, and (ii) to utilize the assets and contractual, license and leasehold rights in the same manner as they are used on the date hereof, except to the extent such lack of ownership or failure to retain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. With the exception of those assets used in the business of the Company and its Subsidiaries pursuant to license and leasehold rights in favor of the Company and its Subsidiaries, all of the assets used in the business of the Company and its Subsidiaries are owned by the Company and its Subsidiaries, and none are owned by any other party.

     3.7 Litigation. Except as set forth in Schedule 3.7 to the Company Disclosure Statement, there are no actions, proceedings, suits, inquiries or investigations before or by any Governmental Authority or any arbitrator or any other alternative dispute resolution forum, now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Company, any of its Subsidiaries or any of their assets is subject to any judgment, order or decree entered in any lawsuit, action or proceeding.

     3.8 Employee Benefit Plans.
                  ----------------------

         (a) Schedule 3.8(a) to the Company Disclosure Statement contains a complete and accurate list of all Company Plans, Company Multiemployer Plans and Company Other Benefit Obligations (other than those Company Other Benefit Obligations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect).

         (b) Schedule 3.8(b) to the Company Disclosure Statement sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation (other than those Company Other Benefit Obligations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) that is not subject to the disclosure and reporting requirements of ERISA.

         (c) Schedule 3.8(c) to the Company Disclosure Statement sets forth, for each Company Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Company and any ERISA Affiliates of the Company, calculated according to information made available pursuant to ERISA
Section 4221(e).

         (d) the Company has delivered to Parent and the Merger Sub:

                  (i) all documents that set forth the terms of each Company Plan, Company Multiemployer Plan or Company Other Benefit Obligation (other than those Company Other Benefit Obligations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect), and of any related trust, including all summary plan descriptions, summaries and descriptions furnished to participants and beneficiaries;

               (ii) all personnel, payroll, and employment manuals and policies;

               (iii) a written description of any Company Plan or Company Other Benefit Obligation (other than those Company Other Benefit Obligations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) that is not otherwise in writing;

               (iv) all registration statements filed with respect to any Company Plan;

               (v) all insurance policies purchased by or to provide benefits under any Company Plan;

               (vi) all reports  submitted  to the Company or any  Subsidiary within the three years preceding the date of this Agreement by third party administrators, actuaries, investment managers, trustees, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation (other than those
         Company Other Benefit Obligations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect);

                  (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

                  (viii) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to ERISA or the Code, within the three years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.8;

                  (ix) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the three years preceding the date of this Agreement;

                  (x)  with  respect  to  Qualified   Plans,   the  most  recent
         determination letter for each Plan of the Company that is a Qualified Plan;

                  (xi) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years for each Plan of the Company that is a Title IV Plan; and

                  (xii) with respect to Company Multiemployer Plans, the most recent estimate of potential withdrawal liability prepared by each Company Multiemployer Plan for the Company and each ERISA Affiliate of the Company.

         (e) Except as set forth in Schedule 3.8(e) to the Company Disclosure
Statement:

                  (i) The Company and its Subsidiaries have performed all of their respective obligations under all Company Plans, Company Multiemployer Plans and Company Other Benefit Obligations other than any such obligations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, Company Multiemployer Plans and Company Other Benefit Obligations that have accrued but are not due other than any such obligations and liabilities that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (ii) The Company and its Subsidiaries, with respect to all Company Plans and Company Other Benefit Obligations, are, and each Company Plan and Company Other Benefit Obligation is, in compliance with ERISA, the Code, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.8, and with any applicable collective bargaining agreement other than any noncompliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except to the extent that any of the following would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

                           (A) No  transaction  prohibited  by ERISA Section 406
                  and no "prohibited transaction" under Code Section 4975(c) has occurred with respect to any Company Plan.

                           (B) Neither  the Company nor any of its  Subsidiaries
                  has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the Code.

                           (C) Neither  the Company nor any of its  Subsidiaries
                  has any liability to the PBGC with respect to any Plan or has any liability under ERISA Section 502 or Section 4071.

                           (D) All  contributions  and payments  made or accrued
                  with respect to all Company Plans, Company Multiemployer Plans and Company Other Benefit Obligations are deductible under Code Section 162 or Section 404.

                  (iii) No event has occurred or, to Company's knowledge, circumstance exists that could result in an increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured or an increase in benefit costs of such Plans and Company Other Benefit Obligations that are self-insured other than any such increases that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding or investigation involving, any Company Plan or Company Other Benefit Obligation is pending or is threatened.

                  (v) Each Qualified Plan of the Company and each of its Subsidiaries has received a favorable determination letter from the Internal Revenue Service that it is qualified under Code Section 401(a) and that its related trust is exempt from federal income tax under Code
         Section 501(a), and each such Plan complies in form and in operation with the requirements of the Code and meets the requirements of a "qualified plan" under Section 401(a) of the Code except to the extent that any noncompliance or failure to meet such requirements would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust other than any such events or circumstances that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect .

                  (vi) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required under each Company Plan and Company Multiemployer Plan, under ERISA Section 302 and Code Section 412, and there is no unfunded liability under any Company Plan.

                  (vii) The Company and each of its Subsidiaries has paid all amounts due to the PBGC pursuant to ERISA Section 4007.

                  (viii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject the Company to liability under ERISA Sections 4062(e), 4063, or 4064.

                  (ix) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan other than any such events or circumstances that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (x) No amendment has been made, or is reasonably expected to be made, to any Company Plan that has required or could require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

                  (xi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan other than any such events or circumstances that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (xii) The actuarial report for each Company Plan that is a Pension Plan fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                  (xiii) The actuarially determined present value of all accrued benefits under each Title IV Plan of the Company (determined on a projected benefits basis) does not exceed, as of the Closing Date, the fair market value of the assets of each such Title IV Plan.

                  (xiv) No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

                  (xv) Neither the Company nor any of its Subsidiaries has ever established or contributed to, or had an obligation to contribute to, any VEBA, any organization or trust described in Code Section 501(c)(17) or Code Section 501(c)(20), or any welfare benefit fund as defined in Code Section 419(e).

                  (xvi) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either the Company or Parent to a Multiemployer Plan other than any such events that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (xvii) Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, neither the Company nor any of its ERISA Affiliates provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (xviii) The Company and each of its Subsidiaries have the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                  (xix) The Company and each of its Subsidiaries have complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B and with the provisions of ERISA Section 701 et seq and Subtitle K of the Code.

                  (xx)  No  payment  that  is  owed  or  may  become  due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or any of its Subsidiaries under Code
         Section 280G or subject to tax under Code Section 4999; nor will the Company or any of its Subsidiaries be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                  (xxi) Each Company Plan that is or is purported to be an "employee stock ownership plan", as such term is defined in Code
         Section 4975(e)(7) (the "ESOP"), complies with all of the requirements set forth in Code Section 4975(e)(7), Treas. Reg. Section 54.4975-11 and ERISA Section 407(d)(6) except to the extent that any noncompliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the extent that there is or has been a loan or other extension of credit made to the ESOP, that loan or other extension of credit meets or has met the requirements of Treas. Reg. Section 54.4975-7 and ERISA Reg. Section 2550.408b-3 except to the extent that any failure to meet such requirements would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the parties hereto and the consummation of the transactions contemplated hereby will not: (A) constitute a violation of, or give rise to any liability under, Title I of ERISA or Code
         Section 4975; (B) result in a  disqualification  of the ESOP under Code
         Section 401(a); (C) cause the ESOP to fail to comply with all of the requirements set forth in Code Section 4975(e)(7), Treas. Reg. Section 54.4975-11 and ERISA Section 407(d)(6); or (D) result in the imposition of a tax under Chapter 43 of the Code or Code Section 4978A (as in effect prior to the Revenue Reconciliation Act of 1989).

         (f) Since May 31, 1999, except as set forth on Schedule 3.8 (f) to the Company Disclosure Statement attached hereto or as required by applicable law, neither the Company nor an ERISA Affiliate has (i) instituted or agreed to institute any new employee benefit plan or practice for any employee, (ii) made or agreed to make any change in any Company Plan, (iii) made or agreed to make any increase in the compensation payable or to become payable by the Company or an ERISA Affiliate to any employee, other than regularly scheduled increases, or
(iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Company Plans, paid or accrued or agreed to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any employee.

         (g) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Company Plan which is attributable to any period or any portion of any period prior to the Closing shall, to the extent required by GAAP, be reflected as a liability on the Company's balance sheet at Closing, including, without limitation, any portion of the matching contribution required with respect to each Company Plan for its respective plan year ending after the Closing which is attributable to elective contributions made by employees in such plan prior to the Closing.

         3.9 Taxes. Except as set forth on Schedule 3.9 to the Company Disclosure Statement:

         (a) The Company and its Subsidiaries have timely filed or caused to be timely filed all federal income Tax Returns. The Company and its Subsidiaries have timely filed all other United States federal, state county, local and foreign Tax Returns required to be filed by or with respect to them, except to the extent that a failure to file such Tax Returns would not, in the aggregate with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect. Such Tax Returns have accurately reflected the liability for Taxes of the Company and its Subsidiaries for the periods covered thereby, except to the extent that any inaccuracies would not, in the aggregate with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis other than assessments which are being contested in good faith, except to the extent that any failures to pay any such Taxes would not, in the aggregate with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect. The amount of the liability of the Company and its Subsidiaries for unassessed and/or unpaid Taxes for all periods ending on or before the Closing Date, would not exceed the amount of the current liability accrual for Taxes (including reserves for deferred Taxes) reflected on the Company's November 30, 1999 balance sheet, by an amount that would, when aggregated with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect.

         (b) There are no Tax assessments or adjustments that have been asserted against the Company or its Subsidiaries for any period that would, in the aggregate with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect.

         (c) There are no audits, examinations, actions, suits, proceedings, investigations, claims or assessments pending or threatened, in writing or otherwise to the knowledge of the Company, against the Company or any of its Subsidiaries for any alleged deficiency in any Tax (a "Tax Controversy") and the Company has not been notified in writing of any proposed Tax Controversy against the Company or any of its Subsidiaries (other than a Tax Controversy set forth in Schedule 3.9 to the Company Disclosure Statement which is being contested in good faith). There are no "deferred intercompany transactions" or "intercompany transactions" the gain or loss on which has not yet been taken into account under the appropriate consolidated return Treasury Regulations that would, in the aggregate with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect. Except for the consolidated return of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries have been included in any "consolidated," "unitary" or "combined" Tax Return with respect to Taxes for any taxable period for which the statute of limitations has not expired. The Company has delivered to Parent correct and complete copies of all United States federal, state, and foreign income Tax Returns (to the extent filed as of the date hereof or, if due but not filed, correct and complete copies of extensions thereof), examination reports, statements of deficiencies assessed against or agreed to by the Company and any of its Subsidiaries, or any other similar correspondence from a taxing authority, relating to taxable years 1996, 1997, 1998 and 1999. Schedule 3.9 (c)(i) of the Company Disclosure Statement lists all of the jurisdictions in which the Company has filed or is filing returns on sales and use tax. Schedule 3.9 (c) (ii) of the Company Disclosure Statement lists all of the jurisdictions in which the Company has filed or is filing returns on income tax.

         (d) There are no liens on the assets of the Company or any of its Subsidiaries for Taxes that would, in the aggregate with all other undisclosed items in this Section 3.9, have a Material Adverse Effect.

         (e) (i) Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries.

              (ii) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect (other than immaterial amounts) have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

              (iii) No claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, except to the extent that a failure to file such Tax Returns would not, in the aggregate with all other undisclosed items covered by this Section 3.9, have a Material Adverse Effect.

              (iv) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or its Subsidiaries or any predecessor or affiliate thereof or any other party under which the Company, Parent or Merger Sub could be liable for Taxes.

              (v) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

              (vi) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in
              Section 341 of the Code.

              (vii) Neither the Company nor any of its Subsidiaries is a party to any agreement that would require the Company or any of its Subsidiaries or any affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

              (viii) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (f) For purposes of this Agreement, the term "Tax" means any United States federal, state, county or local, or foreign or provincial income, gross receipts, profits, capital gains, capital stock, occupation, severance, stamp, withholding, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, levy, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity. The term "Tax Return" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with any Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         3.10 Intellectual Property. Except as disclosed in Schedule 3.10 to the Company Disclosure Statement, the Company and its Subsidiaries own or have a valid and enforceable license to use the rights to all patents, trademarks, tradenames, service marks and copyrights, together with any registrations and applications therefor, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property (collectively, "Intellectual Property") used in and necessary to carry on the business now operated by them; provided, however, that the enforceability of such license may be subject to bankruptcy, insolvency and other similar laws affecting debtors' rights or creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available. Except as disclosed in Schedule 3.10 to the Company
Disclosure Statement, neither the Company nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. There are no amounts owing or to be owed by the Company to any other Person, as a result of the consummation of the Merger or otherwise, with respect to any claims relating to any Intellectual Property (or any intellectual property rights of any other Person) or any settlement thereof.

         3.11     Reports and Financial Statements.
                  --------------------------------

         (a) The Company has filed all forms, reports and documents with the SEC required to be filed by it since January 1, 1997 pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "Company SEC Reports"). None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations thereunder.

         (b) Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of November 30, 1999 included in the Company SEC Reports or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement and not involving borrowing by the Company or its Subsidiaries, the Company does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on the Company.

         3.12 Absence of Certain Changes or Events. During the period since May 31, 1999, except as disclosed in the Company SEC

Reports filed prior to the date hereof:

         (a) The business of the Company and its Subsidiaries has been conducted only in the ordinary course, consistent with past practice, except for activities related to possible strategic alternatives for the Company, including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and except as otherwise expressly permitted or required by this Agreement;

         (b) Neither the Company nor any of its Subsidiaries has taken any action or omitted to take any action, or entered into any contract, agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate Section 6.1.; and

         (c) There has not been, and, to the best knowledge of the Company, nothing has occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         3.13  Registration  Rights and Certain Other  Agreements.  Set forth in
Schedule 3.13 to the Company Disclosure Statement is an accurate and complete listing, as of the date hereof, of (a) all contracts, leases, agreements or understandings, whether written or (to the knowledge of the Company) oral, to which the Company or any of its Subsidiaries is a party or is otherwise bound which contain any restriction or limitation on the ability of the Company or any of its Affiliates to engage in any business anywhere in the world, and (b) all contracts, leases, agreements or understandings, whether written or (to the knowledge of the Company) oral, giving any Person the right to require the Company to register securities of any type or to participate in any registration of securities of any type. The Company has previously provided or made available to Parent true and complete copies of each of the foregoing agreements.

         3.14 Brokers and Finders. Except for the fees and expenses payable to Lincoln Partners L.L.C. (whose fees and expenses will be paid by the Company), which fees and expenses are reflected in its agreements with the Company, copies of which have been furnished to Parent by the Company, no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

         3.15 Proxy Statement. The definitive proxy statement and related materials to be furnished to the holders of Common Stock in connection with the Merger (the "Proxy Statement") will comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable laws. If at any time prior to the Company Stockholders' Meeting any event occurs which should be described in an amendment or supplement to the Proxy Statement, the Company will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable laws. Prior to its filing with the SEC, the amendment or supplement shall be delivered to Parent and Merger Sub and their counsel. None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement, will, at the date such information is supplied and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstance under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to any information with respect to Parent, Merger Sub or their officers, directors or affiliates provided to the Company by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

         3.16 Title To Assets. Except as reflected in the Company's financial statements as of November 30, 1999 or disclosed in Schedule 3.16 to the Company Disclosure Statement, the Company and each of its Subsidiaries has good and marketable title to (or in the case of leases or other contracts, the full and unencumbered right to exercise its rights under such leases or other agreements) the properties and assets used by it, free and clear of all mortgages, deeds of trust, liens, security interests, pledges, encumbrances, encroachments, easements, leases, agreements, covenants, charges, restrictions, option, joint ownership or adverse claims or rights whatsoever (collectively, "Liens"), except for Permitted Liens, and except for properties and assets disposed of in the ordinary course of business since November 30, 1999. "Permitted Liens" means:
(i) rights of lessors or lessee under the terms of leases (x) which have been disclosed to Parent in this Agreement or Schedule 3.16 to the Company Disclosure Statement or (y) for office equipment entered into in the ordinary course of business; (ii) Liens for Taxes not yet due or payable; (iii) Liens imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable to laborers, materialmen and the like; (iv) liens in favor of the lender listed on Schedule 3.16 in connection with the Company's secured credit facilities; (v) zoning and other restrictions, variances, covenants, rights-of-way, encumbrances, easements and or other minor irregularities of title, none of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the value of any of the real property of the Company or of any Subsidiary of the Company, or would impair in any material respect the ability of the Company or the relevant Subsidiary of the Company to utilize such property for its current use; and (vi) rights which would not, singly or in the aggregate, have a Material Adverse Effect.

         3.17 Contracts. Schedule 3.17 to the Company Disclosure Statement sets forth the following oral or written contracts and other agreements to which the Company or any of its Subsidiaries is a party:

         (a) Any agreement (or group of related agreements, with the same third party or any of its Affiliates) for the lease of personal property providing for lease payments in excess of $50,000 per annum;

         (b) Any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which involve consideration in excess of $50,000 per annum, except for agreements for the sale of inventory in the ordinary course of business, for the purchase of raw materials, for the purchase of machine component parts and for the receipt of legal services; provided, however, that this clause (b) shall not include any employment agreement included pursuant to clause (e) below;

         (c) Any agreement concerning a partnership or joint venture;

         (d) Any agreement (or group of related agreements, with the same third party or any of its Affiliates) under which the Company or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation the performance of which involves consideration in excess of $50,000 per annum, or under which it has imposed a Lien (excluding Permitted Liens as that term is defined in Section
3.16 of this Agreement) on any of its material assets, tangible or intangible;

         (e) Any individual agreement with an employee of the Company or any of its Subsidiaries;

         (f) Any other agreement (or group of related agreements with the same third party) the performance of which involves consideration in excess of $25,000 per annum.

         The foregoing are referred to hereafter as the "Material Contracts". With respect to each of the Material Contracts, except as set forth in Schedule
3.17 to the Company Disclosure Statement: (i) they are in full force and effect and enforceable against the counterparties in accordance with their terms, except that such enforceability may be subject to bankruptcy, insolvency and other similar laws affecting debtors' rights or creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available; (ii) neither the Company nor any of its Subsidiaries and to the Company's knowledge no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under the agreement; (iii) neither the Company nor any of its Subsidiaries has assigned any of its rights or obligations under any of the Material Contracts; (iv) neither the Company nor any of its Subsidiaries has received any outstanding notice of cancellation or termination in connection with any of them; and (v) neither the Company nor any of its Subsidiaries is, and to the Company's knowledge no party thereto is, the subject of bankruptcy proceedings, nor has had a trustee appointed on its behalf or is insolvent. The Company has delivered to the Parent and Merger Sub a correct and complete copy of each written Material Contract (as amended to the date of this Agreement) and a written summary setting forth the terms and conditions of each oral agreement constituting a Material Contract referred to in Schedule 3.17 to the Company Disclosure Statement. With respect to agreements for the purchase or receipt of legal services, there are no such agreements in which the Company or any of its Subsidiaries are obligated to pay any type of success fee, contingency fee or fee determined with reference to the size or consummation of the transactions contemplated by this Agreement.

         3.18 Compliance. Except as set forth in Schedule 3.18 to the Company Disclosure Statement, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts, defaults or violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         3.19 Insurance. The Company and its Subsidiaries have obtained and maintained in full force and effect insurance (including director's and officer's insurance) with insurance companies or associations in such amounts as disclosed in Schedule 3.19 to the Company Disclosure Statement.

         3.20 Company Preference Shares. Except as set forth in Schedule 3.20 to the Company Disclosure Statement, the former holders of the Preferred Shares are not entitled to receive any accrued dividends or redemption payments which have not been paid when due.

         3.21 Year 2000. Except to the extent that it would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, all internal computer systems, computer software or technology that are material to the business, finances or operations of the Company and its Subsidiaries or were sold or licensed to customers of the Company and its Subsidiaries (collectively, "Material Systems") are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after September 9, 1999, time periods that include any Relevant Date and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to September 9, 1999 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century (the circumstances set forth in clauses (i) and (ii), collectively, "Year 2000 Compliant"). The Company's costing system for inventory properly reflects the actual costs of any inventory with a maximum deviation of plus or minus five percent (5%) of such actual costs in the aggregate at any given date of determination. The term "Relevant Date" means each of the following dates:
September 9, 1999, December 31, 1999, January 1, 2000, February 28, 2000, February 29, 2000, March 1, 2000, December 31, 2000, and January 1, 2001.

         3.22 Disposition of Assets. Other than inventory sold in the ordinary course of business, no tangible asset of the Company having a fair value in excess of $20,000 per item, or $50,000 in the aggregate, and no intangible asset which is part of the assets of the Company, has been disposed of since November 30, 1999, except as set forth on Schedule 3.22 to the Company Disclosure Statement.

         3.23     Environmental and Health and Safety Matters.
                  -------------------------------------------

(a) Set forth on Schedule 3.23(a) to the Company Disclosure Statement attached hereto is a true, accurate and complete list of all real property, currently owned, leased and/or otherwise used or occupied by the Company (the "Property").

(b) Except as set forth in Schedule 3.23(b) to the Company Disclosure Statement, the Company, and the Property, have been at all times and are in compliance with (and the formerly owned real property located at Rockford, Illinois (the "Rockford Property") was, subsequent to April 12, 1988, and prior to December 7, 1993, in compliance with) the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, and all other federal, state and local laws, regulations and ordinances relating to pollution, health and safety, or protection of the environment, including, without limitation, those relating to containment, emissions, discharges, releases or threatened releases of industrial, toxic or hazardous substances, materials or wastes or other pollutants, contaminants, petroleum products, asbestos, polychlorinated biphenyls ("PCBs"), or chemicals (collectively, "Hazardous Substances") into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacturing, processing, recycling, distribution, use, treatment, labeling, storage, disposal, release, abatement, transport or handling of Hazardous Substances (the "Environmental Laws"), except for such failures to comply which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c) The Company has obtained and is in compliance (except for such failures to comply which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) with all permits, licenses and other consents or authorizations which are required with respect to the operation of its business at the Property under the Environmental Laws ("Environmental Permits"), including without limitation those that are required to (a) operate or install any equipment or facilities and (b) generate, manufacture, formulate, store, treat, handle, transport, discharge, emit or dispose of Hazardous Substances generated by its business, a true and complete list of which Environmental Permits is included in Schedule 3.23(c) to the Company Disclosure Schedule.

(d) Except as listed in Schedules 3.23(b) and (d) to the Company Disclosure Statement, there are and have been no Hazardous Substances generated, used, treated, stored, maintained, disposed of, or otherwise deposited in, located on, released from, under or on, the Property or the Rockford Property (or released onto, from or on any geologically or hydrologically adjoining property), the business of the Company, or any premises at which the business of the Company is being conducted, or is located, except in compliance with Environmental Laws. Additionally, except as described in Schedule 3.23(d) to the Company Disclosure Statement, there are and were no underground storage tanks maintained or located on the Property or the Rockford Property, the business of the Company, or any premises at which the business of the Company is located.

(e) Except as set forth in Schedules 3.23(b), (d) and (e) of the Company Disclosure Statement, neither the Company nor its predecessors have any basis to expect, nor have they, or any other Person for whose conduct they are or may be held responsible received, any actual or threatened notice, document, information, report or other communication (written or oral) from any Person, Governmental Authority or person acting in the public interest, of any actual or threatened failure to comply with any Environmental Law, or that any of them have any potential liability with respect to Environmental Health and Safety Liabilities.

(f) The Company has made available to Parent and Merger Sub true and complete copies and results of any reports, correspondence, information or studies possessed or initiated by the Company since January 1, 1990, pertaining to Hazardous Substances in, on, under, or adjacent to the Property or the Rockford Property, or concerning compliance by the Company or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.24 Related Party Transactions. No officer or director of the Company or any affiliate thereof has, directly or indirectly, entered into any transaction with the Company, except for any arrangements which are either (i) expressly disclosed on or incorporated by reference in the Company's Annual Report on Form 10-K or (ii) listed on Schedule 3.24 to the Company Disclosure Statement. For purposes of this Section 3.24 only, the term "affiliate" of the Company shall mean and include any officer or director of the Company or any shareholder owning or controlling more than 5% of the outstanding Common Stock or any person related to any such officer, director or shareholder of the
Company by blood or by marriage, or any corporation, partnership, proprietorship, trust or other entity in which such officer or director or shareholder of the Company (or any spouse, ancestor or descendant of the same) has more than a 5% legal or beneficial interest, or any corporation, partnership, proprietorship, trust or other entity which controls, is controlled by or is under common control with the Company.

         3.25 Increases in Salaries and Wages. Except in the ordinary course of business or as listed in Schedule 3.25 to the Company Disclosure Statement, the Company has not, since November 30, 1999, paid any salary, wage, bonus payments or any other benefits to its employees at rates exceeding the respective rates paid to such employees which were in effect at November 30, 1999.

         3.26 Employee Salaries and Benefits. The Company has provided Parent with an accurate list of all salaried employees of the Company and its Subsidiaries, and the current rate of compensation for each such employee (including a separate statement of bonuses and fringe benefits). Except in the ordinary course of business or as listed on Schedule 3.26 to the Company Disclosure Statement, there is no liability for unpaid salary or wages, bonuses, vacation time, or other employee benefits due or accrued, nor liability for withheld or deducted amounts from employees' earnings, for the period ending on or immediately prior to the Closing Date, including without limitation commission payments to agents, representatives or employees. There are no labor disputes, strikes, work stoppages or other interruptions in service or performance that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and, to the Company's knowledge, all relationships between the Company and each of its Subsidiaries and their employees are generally stable and satisfactory.

         3.27 Customer and Supplier Relationships; Warranty Claims. Neither the Company nor any of its Subsidiaries has received any written notice or otherwise has knowledge that any of the ten largest customers or suppliers of The Lockformer Company or any of the ten largest customers or suppliers of Iowa Precision Industries, Inc. intends to discontinue or alter the prices or terms of, or substantially diminish, its relationship with the Company or any of its Subsidiaries. Outstanding warranty claims against the Company or any of its Subsidiaries by any customers with respect to products sold or services rendered do not, in the aggregate, exceed two percent (2%) of the Company's and its Subsidiaries' aggregate gross sales in the 12 months prior to the date hereof and in the 12 months prior to the date of any subsequent determination. There are no defects in any of the product lines designed or manufactured by the Company or any of its Subsidiaries, except for defects which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         3.28 Accounts Receivable and Notes Receivable. The accounts receivable and notes receivable of the Company and its Subsidiaries, other than those listed on Schedule 3.28 to the Company Disclosure Schedule, represent bona fide claims which the Company or its Subsidiaries have against debtors for sales or services arising on or before the Closing Date are not subject to counterclaims, setoffs or deductions of any kind except to the extent such counterclaims, setoffs or deductions would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and are not subject to additional requirements of performance by the Company or any Subsidiary of the Company. The aggregate amount of customer advance payments (i.e., payments in excess of actual work performed or materials supplied as of the date of such payment) received by the Company or any Subsidiary of the Company at or prior to the Closing Date with respect to such accounts receivable does not exceed $750,000. All of the accounts receivable and notes receivable have been created since the date of incorporation of the Company or any Subsidiary of the Company, pursuant to shipments of goods or services conforming to the terms of purchase orders executed by and received from unrelated third parties in the normal course of business. Such receivables have been recorded in accordance with the Company's historical revenue recognition policy. To the Company's knowledge, there are no pending insolvency, bankruptcy or similar proceedings involving any of the Company's or its Subsidiaries' customers, distributors, dealers or representatives.

         3.29 Bonds; Guarantees. Other than as listed on Schedule 3.29 to the Company Disclosure Schedule, there are no bonds, guarantees, notes, sureties, letters of credit, or other similar credit agreements or debt obligations that exist with respect to the Company or any of its Subsidiaries, their businesses or any of their assets. Neither the Company nor any Subsidiary of the Company is in default on the payment of any principal or interest on any indebtedness for borrowed money, nor is the Company or any Subsidiary of the Company otherwise in default under any indemnity, fidelity or contract bond or letter of credit, note, guarantee or other credit agreement or debt obligation or instrument.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         As of the date of this Agreement, Parent represents and warrants to the Company as follows:

         4.1 Corporate Standing. Parent is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Parent has full corporate authority to own, lease and operate its properties and businesses. Schedule 4.1 to the Parent Disclosure Statement sets forth a list of the jurisdictions in which Parent is qualified to conduct business as a foreign corporation. Parent is in good standing as a foreign corporation under the laws of the states listed in Schedule 4.1.

         4.2      Authority.
                  ---------

         (a) Parent has full corporate power and authority to enter into, execute, deliver, and perform this Agreement and all Exhibits to which it is a party. The execution, delivery and performance of this Agreement and such Exhibits, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate action of Parent. This Agreement has been duly executed and delivered by a duly authorized officer of the Parent and (assuming the due execution and delivery of this Agreement by the other parties hereto other than Merger Sub and Ultimate Parent) constitutes a valid and binding agreement of the Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available. Such Exhibits, when duly executed and delivered by Parent (assuming the due execution and delivery of such Exhibits by the other parties hereto other than Merger Sub and Ultimate Parent) shall be valid and binding agreements of Parent enforceable against it in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available.

         (b) The Board of Directors of Parent has approved the transactions contemplated by this Agreement and the Exhibits to which Parent is a party.

         (c) Neither the execution and delivery of this Agreement nor the execution and delivery of the certificates and documents set forth as Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Parent, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Parent or its business or by which any of its assets are affected, except to the extent any such conflict or violation would not have a Material Adverse Effect, or
(iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on the assets of Parent pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which Parent is a party or by which any of its assets are affected, except to the extent any such conflict, breach, default, right of termination or cancellation, acceleration or creation of any such security interest, lien, charge, or encumbrance would not have a Material Adverse Effect.

         (d) Parent is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality, and no approvals or non-objections are required to be obtained or made by Parent in connection with the execution, delivery or performance by Parent of this Agreement or any Exhibit or the consummation of the transactions contemplated hereby or thereby, except for approvals that may be required under the DGCL, the HSR Act and the Exchange Act.

         4.3 Information Supplied. None of the information supplied by Ultimate Parent, Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (and provided to Ultimate Parent, Parent and Merger for review and comment prior to printing of the Proxy Statement) will, on the date it is first mailed to the Company's stockholders or at the time of the Company's stockholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.4 Adequate Financing. Parent has adequate funds to consummate the Merger and perform its other obligations under this Agreement, including payment of the Merger Consideration and the Cash Payment.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

         As of the date of this Agreement, Merger Sub represents and warrants to the Company as follows:

         5.1 Corporate Standing. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Merger Sub has full corporate authority to own, lease and operate its properties and businesses. Schedule 5.1 to the Merger Sub Disclosure Statement sets forth a list of the jurisdictions in which Merger Sub is qualified to conduct business as a foreign corporation. Merger Sub is in good standing as a foreign corporation under the laws of the states listed in
Schedule 5.1.

         5.2      Authority.
                  ---------

         (a) Merger Sub has full corporate power and authority to enter into, execute, deliver, and perform this Agreement and all Exhibits to which it is a party. The execution, delivery and performance of this Agreement and such Exhibits, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate action of Merger Sub. This Agreement has been duly executed and delivered by a duly authorized officer of Merger Sub and (assuming the due execution and delivery of this Agreement by the other parties hereto other than Parent and Ultimate Parent) constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available. Such Exhibits, when duly executed and delivered by Merger Sub (assuming the due execution and delivery of such Exhibits by the other parties hereto other than Parent and Ultimate Parent) shall be valid and binding agreement of Merger Sub enforceable against it in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available.

         (b) The Board of Directors and stockholders of Merger Sub have approved the transactions contemplated by this Agreement and the Exhibits to which Merger Sub is a party.

         (c) Neither the execution and delivery of this Agreement nor the execution and delivery of the certificates and documents set forth as Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Merger Sub or its business or by which any of its assets are affected, except to the extent any such conflict or violation would not have a Material Adverse Effect, or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on the assets of Merger Sub pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which Merger Sub is a party or by which any of its assets are affected, except to the extent any such conflict, breach, default, right of termination or cancellation, acceleration or creation of any such security interest, lien, change or encumbrance would not have a Material Adverse Effect.

         (d) Merger Sub is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality, and no approvals or non-objections are required to be obtained or made by Merger Sub in connection with the execution, delivery or performance by Merger Sub of this Agreement or any Exhibit or the consummation of the transactions contemplated hereby or thereby, except for approvals that may be required under the DGCL, the HSR Act and the Exchange Act.

         5.3 No Business Activities. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.


                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 Conduct of Business of the Company. Except as set forth in Schedule
6.1 to the Company Disclosure Statement, as expressly permitted by this Agreement (including any transaction permitted by Schedule 6.1 to the Company Disclosure Statement), as required by any change in applicable Law, or as otherwise agreed by Parent in writing, during the period from the date of this Agreement to the Closing Date, (i) the Company will, and will cause each of its Subsidiaries to, conduct their businesses in the ordinary course of business consistent with past practice, and (ii) to the extent consistent with the foregoing, the Company will, and will cause each of its Subsidiaries to, use their reasonable best efforts to preserve intact their current business organizations, keep available the service of their current officers and employees, and preserve their relationships with customers, suppliers and others having business dealings with them (but without the obligation to pay any additional compensation to any such officers, employees, customers, suppliers and other persons), in each case with respect to the Company's and its Subsidiaries' current businesses. Without limiting the generality of the foregoing, from and including the date hereof to the Closing Date, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent (except to the extent set forth in Schedule 6.1 to the Company Disclosure Statement):

         (a) Except for Shares issued upon exercise of Options or other rights outstanding as of the date hereof under Stock Incentive Plans or Company Plans in accordance with the terms thereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance (in each instance, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) of (A) any additional shares of its capital stock of any class, or any Voting Debt or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or Voting Debt or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or Voting Debt or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

         (b) Redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities, other than pursuant to existing agreements requiring the Company to repurchase or acquire any shares of its capital stock (provided that such repurchase or acquisition is in accordance with the terms of such agreement as in effect on the date hereof);

         (c) Split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions paid by any Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company);

         (d) (i) grant any increases in the compensation of any of its directors, officers or employees, except for increases granted to employees other than officers in the ordinary course of business consistent with past practice, (ii) pay or award or agree to pay or award any pension, retirement allowance, or other non-equity incentive awards, or other employee benefit, not required by any of the Company Plans to any current or former director, officer or employees, whether past or present, or to any other Person, except for payments or awards to current employees other than officers that are in the ordinary course of business, consistent with past practice, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, (iv) enter into any new or amend any existing employment agreement with any director, officer or employee, (v) enter into any new or amend any existing severance agreement with any current or former director, officer or employee, or (vi) become obligated under any new Company Plan which was not in existence on the date hereof, or amend any such Company Plan in existence on the date hereof, except as may be contemplated by this Agreement;

         (e) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary of the Company (other than the Merger);

         (f) Make any acquisition, by means of stock or asset purchase, recapitalization, merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets; provided that such acquisitions do not and would not prevent or materially delay the consummation of the Merger;

         (g) (i) dispose of any interest in any material business enterprise or operation of the Company or any of its Subsidiaries; (ii) make any other disposition of any other direct or indirect ownership interest in any material assets of the Company or any of its Subsidiaries; or (iii) except in the ordinary course and consistent with past practice, dispose of any other assets of the Company or any of its Subsidiaries;

         (h) Adopt any amendments to the Company Charter or its Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company, except as required by this Agreement or as required by applicable laws, rules or regulations, including any NASDAQ rule or regulation;

         (i) Incur any indebtedness (other than pursuant to and not exceeding its existing secured credit facilities listed on Schedule 6.1(i) in the ordinary course) for borrowed money or guarantee any indebtedness of any other Person or make any loans, advances or capital contributions to, or investments in, any other Person (other than to any Wholly Owned Subsidiary of the Company);

         (j) Engage in the conduct of any business other than the Company's existing businesses;

         (k) Enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of the Company or its Subsidiaries, except in connection with the Merger;

         (l) enter into any contracts, arrangements or understandings requiring in the aggregate the purchase of equipment, materials, supplies or services in excess of the Company's budget attached hereto as Schedule 6.1(l) plus $250,000 in the aggregate;

         (m) enter into or amend, modify, terminate or waive any right under any agreement with any Affiliates of the Company (other than its Subsidiaries);

         (n) settle or compromise any litigation or Tax Controversy with respect to the Company or its Subsidiaries or waive, release or assign any rights or claims with respect to any litigation or Tax Controversy involving the Company or its Subsidiaries;

         (o) effect any change in any of its methods of accounting, except as may be required by law or generally accepted accounting principles;

         (p) Take any action, including without limitation, the adoption of any shareholder rights plan or amendments to the Company Charter, which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or Merger Sub or permit any stockholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company; or

         (q) Authorize, recommend or propose (other than to Parent), or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         The Company shall also continue to undertake all usual corporate, stockholder, accounting and regulatory matters on a routine and regular basis.
The Company shall notify Parent in advance in writing of any material developments or activities that would be outside of the ordinary course of business in manufacturing carried on at the Company's facilities in Cedar Rapids, Iowa and Lisle, Illinois, including, without limitation, the proposed acquisition and/or disposition of assets material to the efficient operation of the business, the pending or threatened loss of an important customer of the Company, the receipt of a pending or threatened claim that would be material to the business or the assets of the Company and its Subsidiaries taken as a whole, or the existence of labor unrest at the Company or any of its Subsidiaries.

         6.2      No Solicitation of Other Offers.
                  -------------------------------

         (a) The  Company  and its  Affiliates  and  each  of  their  respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal. Neither the Company nor any of its Affiliates shall, directly or indirectly, take (and the Company shall not authorize or permit its or its Affiliates' officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates, to so take) any action to (i) encourage, solicit, initiate or facilitate the making of any Acquisition Proposal (including, without limitation, by taking any action that would make Section 203 of the DGCL inapplicable to an Acquisition Proposal) or (ii) participate in any way in discussions or negotiations with, or, furnish or disclose any information to, any Person (other than Parent or Merger Sub) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the Company, in response to an unsolicited Acquisition Proposal and in compliance with its obligations under Section 6.2(b) hereof, may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with terms not more favorable to such third party than the terms of the Confidentiality Agreement) to any third party which makes an Acquisition Proposal if (i) the Board of Directors reasonably determines (in consultation with the Company's independent financial advisor) that such Acquisition Proposal is likely to lead to a Superior Proposal and (ii) the Board of Directors reasonably believes (in consultation with the Company's independent legal counsel) that failing to take such action would constitute a breach of its fiduciary duties. In addition, neither the Board of Directors of the Company nor any committee thereof shall (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub the approval and recommendation of the Merger and this Agreement, (B) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (C) enter into any agreement with respect to any Acquisition Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may recommend to its stockholders an Acquisition Proposal and in connection therewith withdraw or modify its approval or recommendation of the Merger and enter into an agreement with respect to such Acquisition Proposal if (1) a third party makes a Superior Proposal, and (2) (a) three (3) business days have elapsed following delivery to Parent of a written notice of the determination by the Board of Directors of the Company to take such action and during such (3) business day period the Company has informed Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Superior Proposal, and (b) at the end of such three
(3) business day period the Acquisition Proposal continues to constitute a Superior Proposal.

         "Acquisition Proposal" shall mean (i) any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its material Subsidiaries or of 50% or more of any class of equity securities of the Company or any of its material Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries.

         "Superior Proposal" shall mean a bona fide proposal made by a third party to acquire all of the Shares pursuant to a tender offer, a merger or a sale of all of the assets of the Company (w) on terms which a majority of the members of the Board of Directors of the Company determines in its good faith reasonable judgment (in consultation with the Company's independent financial advisor) to be more favorable to the Company and its stockholders than the transactions contemplated hereby, (x) for which financing is then available (it being understood that financing evidenced by highly confident letters and similar letters shall be considered "available" for purposes of this Section), and (y) which is not subject to any financing condition.

         (b) From and after the date hereof, in addition to the obligations of the Company set forth in paragraph (a), on the date of receipt thereof, the Company shall advise Parent of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent.

         (c) Immediately following the execution of this Agreement, the Company shall request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

         6.3 Proxy Statement. As promptly as practicable, the Company will prepare and file a preliminary Proxy Statement with the SEC and will use its reasonable best efforts to respond to the comments of the SEC, if any, in connection therewith and to furnish all information regarding the Company required in the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Parent, Merger Sub and Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. As promptly as is reasonably practicable, the Company will cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, re-solicit proxies. The Company will provide Ultimate Parent, Parent and Merger Sub the opportunity to review and comment on the Proxy Statement (and any amended, supplemental or supplemented proxy material) before it is printed and mailed to the stockholders of the Company. The Company's obligations under this Section
6.3 are subject to its right to withdraw or modify its approval or recommendation of the Merger in accordance with Section 6.2.

         6.4 Stockholder Approval. As promptly as is reasonably practicable, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, duly call, give notice of, convene and hold a meeting of the holders of Shares (the "Company Stockholders' Meeting") for the purpose of voting upon this Agreement and the Merger, and the Company agrees that this Agreement and the Merger shall be submitted at such meeting. The Company shall use its reasonable best efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to obtain the approval of stockholders required by applicable law and the Company Charter or its Bylaws for this Agreement and the Merger. The Company agrees that it will include in the Proxy Statement the recommendation of its Board of Directors that holders of Shares approve and adopt this Agreement and approve the Merger. The Company's obligations under this Section 6.4 are subject to its right to withdraw or modify its approval or recommendation of the Merger in accordance with Section 6.2.

         6.5 Commercially Reasonable Efforts. The Company and Parent shall, and shall use their commercially reasonable efforts to cause their respective Subsidiaries, as applicable, to: (i) promptly make all filings and seek to obtain all Authorizations (including, without limitation, all filings required under the HSR Act) required under all applicable Laws with respect to the Merger and the other transactions contemplated hereby and will reasonably consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction except as set forth in the Company Disclosure Statement) which would impair the ability of the parties to consummate the Merger; and (iii) use their commercially reasonable efforts to promptly (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Articles VII and VIII (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); provided, however, that no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and, subject to Section 6.1, no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent and Merger Sub. Each party shall promptly notify the other party of any communication to that party from any Governmental Authority in connection with any required filing with, or approval or review by, such Governmental Authority in connection with the Merger and the other transactions contemplated hereby and permit the other party to review in advance any proposed communication to any Governmental Authority in such connection to the extent permitted by applicable law.

         6.6 Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Parent Representatives") reasonable access, during normal business hours throughout the period prior to the Closing Date, to its properties, books and records (including, subject to execution of customary access letters, the work papers of independent accountants), such access not to unreasonably interfere with the Company's business or operations, and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Parent Representatives all information concerning its business, properties and personnel as may reasonably be requested, including but not limited to all purchase order and customer order logs. In addition, Parent Representatives may conduct, within the two-week period prior to the Closing Date expected by Parent, a complete investigation of the Company's financial and other records and accounts (including but not limited to the work papers of the Company's independent accountants), and Company will permit and cooperate fully with such investigation. Parent may further conduct, and the Company will permit and cooperate fully with, environmental audits of the Company's Cedar Rapids and Lisle facilities. The Company shall, at its discretion which shall not be unreasonably withheld, introduce Parent Representatives to the Company's principal suppliers, customers, dealers and employees to facilitate discussions between such persons and Parent in regard to Parent's conduct of the business following the Closing Date. The officers and management of the Company agree to cooperate with the Parent Representatives and agents and to make themselves available to the extent necessary to complete the Parent Representatives' investigation process and the closing of the Merger. All information obtained pursuant to this Section 6.6 shall be subject to the Confidentiality Agreement, which shall remain in full force and effect until consummation of the Merger or, if the Merger is not consummated, for the period specified therein; provided, however, that neither Parent nor the Company shall be precluded from making any disclosure which it deems required by law or applicable rule or regulation of any Governmental Authority or self-regulatory organization in connection with the Merger. Parent acknowledges the Company's interest that the Parent Representatives' investigations be as discreet as possible and not unduly disrupt the operations of the Company, and Parent will work diligently to complete the Parent Representatives' investigations in a timely manner so long as the Company cooperates in making the records and personnel available to Parent in a timely fashion.

6.7      Employee Matters.
         ----------------

         (a) Starting on the day after the Closing Date and ending on the earlier of (i) one year from the Closing Date and (ii) May 31, 2001 (the "Initial Period"), Parent will cause Surviving Corporation to provide employee benefit plans for eligible employees of the Company (i.e., employees who satisfy the eligibility requirements of the Company Plans as in effect immediately prior to the date of this Agreement, and who continue to satisfy such eligibility requirements through the end of the Initial Period) that are not materially less favorable in the aggregate than the employee benefit plans provided to them as set forth on Schedule 3.8(a) of the Company Disclosure Statement on the date of this Agreement. With respect to any employee benefit plans established by Parent and made available by Parent to employees of the Company or any of its Subsidiaries, to the extent an employee of the Company or any of its Subsidiaries becomes eligible to participate in any such plans, Parent shall grant to such employee from and after the Closing Date, credit for all service with the Company and its Subsidiaries (and any other service credited by the Company under similar Company Plans) prior to the Closing Date for eligibility to participate and vesting purposes. Notwithstanding the preceding sentence, no employee of the Company or any of its Subsidiaries shall receive credit for service with the Company and its Subsidiaries prior to the Closing Date for purposes of eligibility for, or vesting of, profit sharing contributions under the Mestek, Inc. Savings & Retirement Plan. To the extent Parent employee benefit plans provide medical or dental welfare benefits and an employee of the Company or any of its Subsidiaries becomes eligible to participate in any such plans, such plans shall waive any preexisting conditions and actively at-work exclusions with respect to employees of the Company and any of its Subsidiaries (but only to the extent such employees were covered under corresponding Company Plans immediately prior to the date they became eligible for coverage under such Parent employee benefit plans) and shall provide that any expenses incurred on or before the Closing Date in the applicable plan year by or on behalf of such employees shall be taken into account under such Parent employee benefit plans for the purposes of satisfying applicable deductible, co-insurance and maximum out-of- pocket provisions for such employees.

         (b) The Company may amend and/or take action with respect to its Stock Incentive Plans prior to the Closing Date to provide that upon the Merger, all options, stock appreciation rights or other awards granted under such plans and outstanding as of the Closing Date shall be fully vested, and in the case of stock options or stock appreciation rights, be immediately exercisable.

         (c) Katie Michael (the "Agent") shall be appointed and constituted agent by the Company for and on behalf of the employees of the Company, to take all actions necessary or appropriate for the accomplishment and enforcement of
Section 6.7 (a), for the time period stated therein, including but not limited to (i) giving and receiving notices and communications, (ii) negotiating and entering into agreements and settlements with the parties of this Agreement, and
(iii) filing lawsuits to enforce Section 6.7(a), and enforcing and complying with any orders of courts. The Agent, as far as required to perform her duties hereunder, shall have reasonable access to information about the employee benefit plans provided to the employees of the Company, and the reasonable assistance of the parties to this Agreement with respect thereto; provided, however, that the Agent shall treat such information as confidential and not disclose any nonpublic information from or about the Company, Ultimate Parent, any of their Subsidiaries, any employee of the Company or any of its Subsidiaries, any employee benefit plan of the Company, Ultimate Parent or any of their Subsidiaries, any fiduciary of such employee benefit plans, or any insurance company under contract with the Company, Ultimate Parent or any of their Subsidiaries, to anyone (except on a need to know basis to his legal counsel and other individuals who agree in writing with the Company to treat such information as confidential). The Agent shall receive no compensation for her services, and shall not be personally liable to the parties of this Agreement or to any employee of the Company for any act done or omitted hereunder as Agent while acting in good faith, and any act performed or omitted pursuant to the advice of counsel shall be conclusive evidence of good faith.

         6.8 Preparation of Tax Returns and Payment of Taxes. The Company and its Subsidiaries shall prepare and timely file all Tax Returns and amendments thereto required to be filed by or with respect to them on or before the Closing Date. Parent shall have a reasonable opportunity to review all such Tax Returns and amendments thereto prior to filing. The Company and its Subsidiaries shall timely pay all Taxes shown to be payable on such Tax Returns.

         6.9      Indemnification.
                  ---------------

                  (a) From the Effective Time and for a period of six years after the Effective Time, Parent and Merger Sub shall jointly and severally (i) indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries and of Merger Sub (collectively, the "Indemnified Parties"), from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities resulting from third party claims (and involving claims by or in the right of the Company) and including interest, penalties, out-of-pockets expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder resulting from or arising out of actions or omissions of such Indemnified
Parties occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted or required under (A) applicable law, (B) the certificate of incorporation or Bylaws of the Company or its applicable Subsidiary in effect on the date of this Agreement, including, without limitation, provisions relating to advances of expenses incurred in the defense of any action or suit, or (C) any indemnification agreement between the Indemnified Party and the Company or its Subsidiaries; and (ii) advance to any Indemnified Parties expenses incurred in defending any action or suit with respect to such matters, in each case to the extent such Indemnified Parties are entitled to indemnification or advancement of expenses under the Company's or its applicable Subsidiary's certificate of incorporation and Bylaws in effect on the date hereof and subject to the terms of such certificate of incorporation and Bylaws; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim.

                  (b) Any Indemnified Party wishing to claim indemnification under Section 6.9(a) shall provide notice to Parent promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Parent (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that (i) counsel for Parent who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such Indemnified party's expense, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve Parent of its indemnification obligation under this Agreement, except to the extent that such omission results in a failure of actual notice to Parent, and Parent is actually prejudiced as a result of such failure to give notice. In the event that Parent does not accept the defense of any matter as above provided, or counsel for the Indemnified Parties advises the Indemnified Parties in writing that there are issues that raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); provided, further, however, that Parent shall not be responsible for the fees and expenses of more than one counsel for all of the Indemnified Parties. In any event, Parent and the Indemnified Parties shall cooperate in the defense of any action or claim. Parent shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                  (c) This Section 6.9 is intended for the benefit of, and to grant third party rights to, persons entitled to indemnification under this
Section 6.9, whether or not parties to this Agreement, and each of such persons shall be entitled to enforce the covenants contained in this Section 6.9.

                  (d) If Parent or Merger Sub, as the case may be, or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors and assigns of Parent or Merger Sub assume all of the obligations of Parent or Merger Sub, as the case may be, as set forth in this Section 6.9.

         6.10 Employment Agreements. During the period from the date of this Agreement to the Closing Date, the Company shall use its best efforts to assist Merger Sub to obtain employment agreements with James Heitt, to be effective as of the Effective Time and containing terms which are reasonably satisfactory to Merger Sub.

                                   ARTICLE VII

          CONDITIONS PRECEDENT TO PARENT'S AND MERGER SUB'S OBLIGATIONS

         Parent and Merger Sub shall not be required to proceed on the Closing Date with the transactions contemplated by this Agreement unless the following conditions precedent shall have been fulfilled and satisfied, or shall have been waived in writing by Parent or Merger Sub:

         7.1 Representations and Warranties. Each of the warranties and representations of the Company contained herein shall be true and correct as of the date of this Agreement, and shall also be true and correct as of the Closing Date as if then originally made (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date ), except as affected by the transactions contemplated hereby and except where such failures would not, individually or in the aggregate have a Material Adverse Effect.

         7.2 Covenants. The Company shall have complied with each of the covenants required of it on or prior to the Closing Date, except where such failures would not, individually or in the aggregate, have a Material Adverse Effect.

         7.3 Board and Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the Board of Directors of the Company and by the necessary vote of holders of the capital stock of the Company.

         7.4 Certificate. The Company shall have delivered to Parent and Merger Sub a certificate of its President and Chief Financial Officer, dated the date of the Closing Date, certifying, to the best of the knowledge and belief of such persons, that each of the warranties and representations of the Company contained herein are true and correct as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) except as affected by the transactions contemplated hereby and except where such failures would not, individually or in the aggregate, have a Material Adverse Effect, and that the Company shall have complied with each of the covenants required of it on or prior to the Closing Date, except where such failures would not, individually or in the aggregate, have a Material Adverse Effect.

         7.5 Legal Opinion. The Company shall have delivered to Parent and Merger Sub a legal opinion, in substantially the form attached hereto as Exhibit A, from Shuttleworth & Ingersoll, P.L.C., Cedar Rapids, Iowa, counsel to the Company.

         7.6 Material Adverse Change. There shall have been no change resulting in a Material Adverse Effect (or changes which in the aggregate result in a Material Adverse Effect) since the date hereof.

         7.7 Bankruptcy. The Company shall not be the subject of a petition for reorganization or liquidation under the Federal bankruptcy laws, or under state or foreign insolvency laws, nor shall an assignment for the benefit of creditors or any similar protective proceeding or act or event of bankruptcy have occurred.

         7.8 Employment Agreements. Merger Sub shall have obtained an employment agreement with James Heitt which has been duly executed by the employee and by Merger Sub and is effective as of the Closing Date.

         7.9 Lawsuits. No action, suit or proceeding shall have been instituted before a court, arbitration panel or Governmental Authority, and no regulatory enforcement proceeding shall be pending before any governmental agency or Governmental Authority, with respect to the business or operations of the Company or its Subsidiaries or any products manufactured or services rendered by the Company or its Subsidiaries, except where such actions, suits or proceedings would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         7.10 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         7.11 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

         7.12 Dissenters' Rights. Holders of more than 25% of the outstanding Shares shall not have perfected or otherwise provided written notice of their intention to perfect their dissenters' rights.

         7.13 Market Condition. There shall not have occurred (i) any general suspension of trading in or limitation on prices for, securities on the Nasdaq Stock Market's National Market or Small Cap Market, the New York Stock Exchange or the American Stock Exchange (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any state, or (iii) any material limitation (whether or not mandatory) by any United States or state Governmental Authority which would prohibit Parent's bank or other financial institution from lending funds to Parent for the purpose of consummating the Merger.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO CLOSING BY THE COMPANY

         The Company shall not be required to proceed at the Closing Date with the transactions contemplated by this Agreement unless the following conditions precedent shall have been fulfilled and satisfied, or shall have been waived in writing by the Company:

         8.1 Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained herein shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if then originally made (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date ), except as affected by the transactions contemplated hereby and except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

         8.2 Covenants. Parent and Merger Sub shall have complied with each of the covenants required of them on or prior to the Closing Date, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

         8.3 Officers' Certificate. Parent and Merger Sub shall each have delivered to the Company a certificate of the Chief Executive Officer and Chief Financial Officer of Parent and Merger Sub, dated the date of the Closing Date, certifying, to the best of the knowledge and belief of such officers, that each of the warranties and representations of Parent and Merger Sub contained herein are true and correct as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except as affected by the transactions contemplated hereby, and except where such failures would not, individually or in the aggregate, have a Material Adverse Effect and that Parent and Merger shall have complied with each of the covenants required of them on or prior to the Closing Date, except where such failures would not, individually or in the aggregate, have a Material Adverse Effect.

         8.4 Legal Opinion. Parent and Merger Sub shall have delivered to the Company, a legal opinion as of the Closing Date, in substantially the form attached hereto as Exhibit B, from Baker & McKenzie, counsel to Parent and Merger Sub.

         8.5 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

         8.6 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval by stockholders, by the mutual written consent of Parent, Merger Sub and the Company.

         9.2 Termination by Either Parent or the Company. This Agreement may be terminated (upon notice from the terminating party to the other parties) and the Merger may be abandoned by either Parent or the Company if:

         (a) The Closing Date shall not have occurred by June 15, 2000 (the "Termination Date"); provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing Date to occur on or before the Termination Date; and provided further that the Termination Date shall be June 29, 2000 if (i) any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall not have expired or been terminated by June 15, 2000, or (ii) the SEC shall have refused to allow the Company to file a definitive proxy statement with respect to the Merger by June 1, 2000.

         (b) Any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the payment of the Merger Consideration for the Shares or the making of any Cash Payment pursuant to the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         9.3 Termination by the Company. This Agreement may be terminated (upon notice to Parent) by the Company and the Merger may be abandoned by the Company if:

         (a) Parent or Merger Sub breaches or fails to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties in any material respect and such breach cannot or has not been cured within 15 days after the giving of written notice of such breach to Parent and Merger Sub, other than any breach which is not reasonably likely to result in a Material Adverse Effect; or

         (b) the Board of Directors of the Company, after complying with all of the provisions of Section 6.2, accepts and enters into a definitive agreement with respect to a Superior Proposal.

         9.4 Termination by Parent and Merger Sub. This Agreement may be terminated (upon notice to the Company) by Parent or Merger Sub, and the Merger may be abandoned by Parent or Merger Sub if:

         (a) The Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger;

         (b) In the event of a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which cannot or has not been cured prior to 15 days after the giving of written notice of such breach to the Company and has not been waived by Parent or Merger Sub pursuant to the provisions hereof, other than any breach which is not reasonably likely to result in a Material Adverse Effect; or

         (c) Any parties (other than Parent or the Merger Sub) to any Stockholder Agreements whose signatories own of record or beneficially more than ten percent (10%) of the Common Stock of the Company issued and outstanding on the date of this Agreement shall have materially breached or repudiated any such agreements.

         9.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in
Section 9.6 and 10.1, except that nothing herein will relieve any party from liability for any breach of this Agreement.

         9.6      Payment of Certain Fees upon Termination.
                  ----------------------------------------

         (a) (i) If either (A)(i) the Company receives a bona fide Acquisition Proposal at any time after the date of this Agreement and prior to the termination of this Agreement, (ii) this Agreement terminates prior to the consummation of the Merger for any reason (other than a breach of this Agreement by Parent or Merger Sub), and (iii) by the date which is twelve (12) months after the date of termination of this Agreement, either (1) an Acquisition Proposal with a third party is consummated, or (2) the Company enters into an agreement for an Acquisition Proposal with a third party which is thereafter consummated, or (B) the Company terminates this Agreement pursuant to Section 9.3(b), then, in either event, the Company shall pay to Parent, by wire transfer of immediately available funds, within two days after the consummation of the Acquisition Proposal or Superior Proposal, as the case may be, a fee in the amount of One Million Two Hundred Seventy-Seven Thousand Dollars ($1,277,000).

         (b) In the event of termination of this Agreement by Parent or Merger Sub pursuant to Section 9.4(b) or Section 9.4(c), then the Company shall reimburse Parent for its reasonable out-of-pocket expenses (including but not limited to expenses referenced in Section 10.1(i) and 10.1(ii)) actually incurred in connection with this Agreement and the transactions contemplated hereby, up to an aggregate amount of One Million Dollars ($1,000,000), which amount shall be payable by wire transfer of immediately available funds within three business days of written demand therefor, accompanied by a reasonable detailed statement of such expenses and appropriate supporting documentation therefor.

         (c) In the event of termination of this Agreement by the Company pursuant to Section 9.3(a), then Parent shall reimburse the Company for its reasonable out-of-pocket expenses (including but not limited to expenses referenced in Section 10.1(i)) actually incurred in connection with this Agreement and the transactions contemplated hereby, up to an aggregate amount of One Million Dollars ($1,000,000), which amount shall be payable by wire transfer of immediately available funds within three business days of written demand therefor, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation therefor.

                                    ARTICLE X

                            MISCELLANEOUS AND GENERAL

         10.1 Expenses. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby, except
(i) the expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement and the solicitation of stockholder approvals shall be shared equally by the Company and Parent, (ii) all filing fees incurred, or to be incurred, in connection with filings under the HSR Act and any other applicable antitrust laws and regulations shall be the sole responsibility of Parent, and (iii) as otherwise provided in Section 9.6.

         10.2 Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally, when scheduled for delivery when sent by courier service guaranteeing delivery by a specific date, when sent by telecopy and confirmed by return telecopy, or upon receipt after being mailed by first-class mail (or other class of mail), postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

                  If to the Company:

                  Met-Coil Systems Corporation
                  5486 Sixth Street, SW
                  Cedar Rapids, IA 52404
                  Attn: James D. Heitt
                  President and Chief Operating Officer

                  Facsimile:  (319) 362-0225

                  With a copy to:

                  Carroll Reasoner, Esq.
                  Shuttleworth & Ingersoll
                  115 Third Street SE, Suite 500
                  Cedar Rapids, IA  52406-2107

                  Facsimile: (319)-365-8725


                  If to Parent or Merger Sub:

                  Formtek, Inc.
                  260 North Elm Street
                  Westfield, MA 01085
                  Attn: Stephen Shea

                  Senior Vice President and Chief Financial Officer

                  Facsimile:  (413) 568-7428

                  With a copy to:

                  Baker & McKenzie
                  815 Connecticut Ave, N.W.
                  Washington, DC  20006
                  Attn: Marc R. Paul, Esq.

                  Facsimile: (202) 452-7074

or to such other address as such party shall have designated by notice so given to each other party.

         10.3 Amendments, Waivers, Etc. This Agreement may be amended, changed, supplemented, waived or otherwise modified only by an instrument in writing signed by the party against whom enforcement is sought; provided that, after the adoption of this Agreement by the stockholders of the Company, no such amendment, change, supplement or waiver shall be made without the further requisite approval of such stockholders if such amendment, change, supplement or waiver by law requires the further approval by such stockholders.

         10.4 No Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

         10.5 Entire Agreement. Except as otherwise provided herein, this Agreement (together with the Company Disclosure Statement, the Parent/Merger Sub Disclosure Statement, Exhibits, and the Confidentiality Agreement and the other agreements expressly contemplated hereby) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement (including the Company Disclosure Statement, the Parent/Merger Sub Disclosure Statement, Exhibits and the Confidentiality Agreement) and any writings expressly required hereby.

         10.6 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

         10.7 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         10.8 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         10.9 No Third  Party  Beneficiaries.  Except as  otherwise  provided in
Section 6.7 (with respect to the Agent only) and Section 6.9, this Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto.

         10.10 Public Announcements. Parent and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable Law or regulation or NASDAQ or stock exchange requirement. To the extent reasonably requested by any other party, each party will thereafter consult with and provide reasonable cooperation to the others in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

         10.11 Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

         10.12 Name, Captions, Etc. The names assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified,
(a) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement. Wherever appearing herein, the word "including" shall be deemed to be followed by the words "without limitation."

         10.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         10.14 Survival of Representations, Warranties, Covenants and Agreements. The respective representations and warranties of the Company contained herein or in any certificates or other documents delivered prior to or at the Closing Date shall terminate at the Effective Time. The respective representations and warranties of the Parent and Merger Sub contained herein or in any certificates or other documents delivered prior to or at the Closing Date shall terminate at the Effective Time. The respective covenants and agreements of the parties contained herein or in any other documents delivered prior to or at the Closing Date shall survive the execution and delivery of this Agreement and shall only terminate in accordance with their respective terms.

         10.15 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

         10.16 Disclosure Statements. The parties acknowledge that the disclosures contained in the Company Disclosure Statement and Parent/Merger Sub Disclosure Statement to this Agreement (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, and (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, Parent or Merger Sub, as the case may be, except to the extent required by this Agreement.

         10.17    Waiver.
                  ------

         (a) Any of the parties may:

              (i) Extend in writing the time for the performance of any of the obligations herein contained to be performed for the benefit of such party;

              (ii) Waive in writing any inaccuracies in the representations and warranties made to it contained in this Agreement or any Exhibit or Company Disclosure Statement or Parent/Merger Sub Disclosure Statement or any certificate or certificates delivered by another party to this Agreement;

              (iii) Waive in writing the failure in performance of any of the conditions herein expressed for its benefit; and

              (iv) Waive in writing compliance with any of the covenants herein contained for its benefit.

         (b) No such waiver or extension shall be valid unless in writing and signed by the party granting the waiver or extension, and no such waiver or extension shall be construed to excuse or mitigate any subsequent breach or violation of this Agreement not specifically covered by such waiver.

                                   ARTICLE XI

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Acquisition Proposal":  As defined in Section 6.2(a).

         "Affiliate":  As defined in Rule 12b-2 under the Exchange Act.

         "Agent":  As defined in Section 6.7(c).

         "Agreement":  As defined in the preamble hereto.

         "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR
Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

         "Bylaws":  In respect of any Person, the bylaws of such Person.

         "Cash Payment":  As defined in Section 2.2(a).

         "Certificate of Merger": The certificate of merger with respect to the merger of the Company with and into Merger Sub, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

         "Closing":  As specified in Section 1.2.

         "Closing Date":  As defined in Section 1.2.

         "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         "Common Stock":  The Company's common stock, par value $0.01 per share.


         "Company":  Met-Coil Systems Corporation, a Delaware corporation.

         "Company Certificates":  As defined in Section 2.3.

         "Company Charter": The Certificate of Incorporation of the Company, as amended to the date hereof and as it may be further amended prior to the Closing Date with the consent of Parent pursuant to Section 6.1.

         "Company Disclosure Statement": The disclosure statement, dated the date of this Agreement, delivered by the Company to Parent.

         "Company Multiemployer Plan" means all Multiemployer Plans to which the Company or an ERISA Affiliate of the Company contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated.

         "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

         "Company Plan" means all Plans, other than Multiemployer Plans, of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

         "Company SEC Reports":  As defined in Section 3.11.

         "Company Stockholders' Meeting":  As defined in Section 6.4.

         "Confidentiality Agreement": That certain Confidentiality Agreement dated July 21, 1999 between the Company and Ultimate Parent.

         "Control": With respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "DGCL":  The Delaware General Corporation Law.

         "Dissenting Shares":  As defined in Section 2.5.

         "Dissenting Stockholder": As defined in Section 2.5.

         "Effective Time":  As defined in Section 1.2.

         "Environmental, Health, and Safety Liabilities": Any cost, damages, attorneys' fees, expense, liability, obligation, or other responsibility arising from or under Environmental Laws and consisting of or relating to:
(a) any environmental, health, or safety matters or conditions including on-site or off-site contamination, occupational safety and health, and regulation of Hazardous Substances;

(b) any events, facts, conditions or circumstances which may give rise to common law or other legal liability, or otherwise form the basis of any fines, penalties, judgments, awards, settlements, suits, notices of violation, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses;

(c) financial responsibility under Environmental Laws for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Laws (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, response, removal or remedial measures required under Environmental Laws.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"), or equivalent state "Superfund" laws, and include removal, remedial and investigatory activities under federal, state, or local voluntary site remediation programs.

         "Environmental Laws":  As defined in Section 3.23.

         "ERISA Affiliate" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under Code Section 414.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

          "Exchange Act":  The Securities Exchange Act of 1934, as amended.

         "Executive Agreements":  As defined in Section 6.7.

         "Governmental Authority": Any

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;
(b)      federal, state, local, municipal, foreign, or other government;
(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)      multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Substances":  As defined in Section 3.23.

         "HSR Act": The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Period":  As defined in Section 6.7(a).

         "Intellectual Property":  As defined in Section 3.10.

         "Knowledge of the Company", "to the Company's knowledge" and words of similar import shall mean the actual knowledge of Raymond Blakeman, James Heitt, Gary Dickerson, Rian Sheel, Randall Stodola, J.R. Svehla, John Toben or John Welty.

         "Law": Any foreign or domestic law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered by any Governmental Authority.

         "Lien":  As defined in Section 3.16.

         "Material Adverse Effect": In respect of any Person, a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole, or which would prevent the consummation of the transactions contemplated by this Agreement on the terms and conditions contained herein.

         "Material Contracts":  As defined in Section 3.17.

         "Material Systems":  As defined in Section 3.21.

         "Merger":  As defined in the recitals hereto.

         "Merger Consideration":  As defined in Section 2.1.

         "Merger Sub":  Formtek Acquisition, Inc., a Delaware corporation.

         "Merger Sub Common Stock": Merger Sub's common stock, par value $0.01 per share.

         "Multiemployer Plan" has the meaning given in ERISA Section 3(37)(A).

         "NASDAQ":  The Nasdaq Stock Market, National Market System.

         "Options":  Options to purchase Shares.

          "Other Benefit Obligation" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans or Multiemployer Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of Code Section 132.

         "Parent":  Formtek, Inc., a Delaware corporation.

         "Parent/Merger Sub Disclosure Statement": The disclosure statement, dated the date hereof, delivered by Parent and Merger Sub to the Company.

         "Parent Representatives":  As defined in Section 6.6.

         "Paying Agent":  As defined in Section 2.3.

         "Payment Fund":  As defined in Section 2.3.


         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

         "Permitted Investments":  As defined in Section 2.3.

         "Permitted Liens":  As defined in Section 3.16.

         "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture or other entity of any kind.

          "Plan" has the meaning given in ERISA Section 3(3).

         "Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

         "Preferred Shares": The Company's Cumulative Preferred Shares, par value $1.00 per share.

         "Property":  As defined in Section 3.23.

         "PCBs":  As defined in Section 3.23.

         "Proxy Statement":  As defined in Section 3.15.

         "Qualified Plan" means any Plan that meets or purports to meet the requirements of Code Section 401(a).

         "Relevant Date":  As defined in Section 3.21.

         "SEC":  The Securities and Exchange Commission.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Shares": Shares of common stock of the Company, par value $0.01 per share.

         "Stockholder Agreements":  As defined in the recitals hereof.

         "Stock Incentive Plans":  As defined in Section 2.2(b).

         "Subsidiary": As to any Person, any other Person of which more than (i) 50% of the equity and (ii) 50% of the voting interests are owned, directly or indirectly, by such first Person. For the avoidance of doubt, the term "Subsidiary", when applied to the Company, includes any Person listed as a Subsidiary on Schedule 3.2 to the Company Disclosure Statement.

         "Superior Proposal":  As defined in Section 6.2.

         "Surviving Corporation": Shall mean the Merger Sub in its capacity as the surviving corporation in the Merger pursuant to Section 1.1 of this Agreement.

         "Tax":  As defined in Section 3.9.

         "Tax Controversy":  As defined in Section 3.9.

         "Tax Return":  As defined in Section 3.9.

         "Termination Date":  As defined in Section 9.2.

         "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA other than Multiemployer Plans.

         "Ultimate Parent": Mestek, Inc., a Pennsylvania corporation.

         "VEBA" means a voluntary employees' beneficiary  association under Code
          Section 501(c)(9).

         "Voting Debt":  As defined in Section 3.4(a).

         "Warrants":  Warrants to purchase Shares.

         "Welfare Plan" has the meaning given in ERISA Section 3(1).

         "Wholly Owned Subsidiary": As to any Person, a Subsidiary of such Person 100% of the equity and voting interest in which (other than directors' qualifying shares) is owned, directly or indirectly, by such Person.

         "Year 2000 Compliant":  As defined in Section 3.21.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                                     FORMTEK, INC.




                                             By: _/S/Stephen M. Shea________

                                             Name:Stephen M. Shea

                                             Title:Sr. Vice President-Finance


                                                     FORMTEK ACQUISITION, INC.


                                               By: _/S/ Stephen M.Shea__________

                                               Name:Stehpen M. Shea

                                               Title: Sr. Vice President-Finance


                          MET-COIL SYSTEMS CORPORATION

                                               By: /S/ Raymond Blakeman_________

                                               Name: Raymond Blakeman

                                               Title: Chairman

                  In order to induce the Company to execute this Agreement, Ultimate Parent hereby jointly and severally unconditionally guarantees to the Company the full and timely performance of all of the obligations and agreements of Parent and Merger Sub in accordance with the terms hereof. The Company may, at its option, proceed against Ultimate Parent for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Parent or Merger Sub or against any of their properties. Ultimate Parent further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Ultimate Parent hereby waives all special suretyship defenses and notice requirements. Ultimate Parent represents and warrants to the Company that (i) Ultimate Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) Ultimate Parent has full corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement, (iii) this Agreement has been duly executed and delivered by a duly authorized officer of Ultimate Parent and (assuming the due execution and delivery of this Agreement by the other parties hereto other than Merger Sub and Parent) constitutes a valid and binding agreement of the Ultimate Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of equitable relief may not be available, and (iv) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or violate any provision of the Articles of Incorporation or Bylaws of Ultimate Parent or conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Ultimate Parent or its business or by which any of its assets are affected, except to the extent any such conflict or violation would not have a Material Adverse Effect.

                          MESTEK, INC.


                                               By: _/s/ Stephen M. Shea________

                                               Name:  Stephen M. Shea

                                               Title: Sr. Vice President-Finance